UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

Imation Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Imation Corp. (the “Company”) on January 2, 2013 (the “Original 8-K”). The Company is amending Item 9.01(d) (Exhibits) of the Original 8-K to replace the Agreement and Plan of Merger dated December 31, 2012 (the “Merger Agreement”), by and among the Company, Naboo Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Imation, and Nexsan Corporation, a Delaware corporation (the “Exhibit”), filed as Exhibit 2.1 to the Original 8-K. The Company has modified redactions in the Exhibit in response to comments received from the Securities and Exchange Commission (“SEC”) to the Company’s Confidential Treatment Request filed separately with the SEC. Exhibit 2.1 of this Current Report on Form 8-K/A includes the revised Exhibit and replaces Exhibit 2.1 of the Original 8-K in its entirety. All other disclosures of the Original 8-K remain unchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Agreement and Plan of Merger dated December 31, 2012, by and among Imation Corp., Naboo Merger Corp., and Nexsan Corporation. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Imation agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.)

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2013

Imation Corp. (REGISTRANT)

By:	/s/ Paul R. Zeller
Paul R. Zeller Senior Vice President, Chief Financial Officer (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated December 31, 2012, by and among Imation Corp., Naboo Merger Corp., and Nexsan Corporation. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Imation agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.)

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment